June 12, 2006

Securities and Exchange Commission

450 Fifth Street NW

Washington, DC

20549 USA

Dear Sirs:

RE: International Gold Resources, Inc.

We have read Item 4 of the Form 8-K dated June 12, 2006 of International Gold Resources, Inc. and are in agreement with the statements contained in the Item 4 a). We have no basis to agree with other statements of the registrant contained in Item 4.

Yours truly,

"Staley, Okada & Partners"

STALEY, OKADA & PARTNERS

Chartered Accountants

AK/sk

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